Exhibit 4.4



                             KONINKLIJKE AHOLD N.V.,
                                    as Issuer


                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee



                            SERIES 1998-A SUPPLEMENT



                         Dated as of September 30, 1998



                                       to

                           SUBORDINATED DEBT INDENTURE

                         Dated as of September 30, 1998

                   3% Convertible Subordinated Notes due 2003

          Series 1998-A Supplemental Indenture (the "Series 1998-A Supplement") dated as of September 30, 1998 under that certain Subordinated Debt Indenture (as defined in the first recital) by and between KONINKLIJKE AHOLD N.V., a company organized under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad), The Netherlands (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee").

          WHEREAS the Issuer and the Trustee are parties to that certain Subordinated Debt Indenture dated as of September 30,1998 (the "Indenture");

          WHEREAS, Section 2.5 of the Indenture provides, among other things, that the Issuer and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Securities and to specify terms of such series of Securities;

          WHEREAS , the Issuer has duly authorized the creation of series of 3% Convertible Subordinated Notes due 2003 as provided hereto;

          WHEREAS, the Issuer and the Trustee are executing and delivering this Series 1998-A Supplement in order to provide for such series of Convertible Subordinated Notes;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

          SECTION 1. Definitions. The following definitions (except as herein otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and this Series 1998A-Supplement shall have the respective meanings specified in this Section. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture. All references to "Sections" shall be to the sections of this Series 1998-A Supplement unless otherwise provided herein.

          "American Depositary Note Receipts" means American Depositary Note Receipts issued by the Note Depositary evidencing American Depositary Notes.

          "American Depositary Notes" means the securities representing the interest in the Convertible Notes deposited with the Note Depositary.

          "Business Day" means, notwithstanding anything in the Indenture to the contrary, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The Netherlands or in the Borough of Manhattan, City and State of New York are generally authorized or obligated by law to close in the relevant place of payment and, in relation to any payment or calculation in euro, a day on which the Trans-European Real-Time Automated Gross Settlement Express Transfer (TARGET) system is open.

          "Cedel Bank" means Cedel Bank, S.A. (formerly known as Cedel, S.A.).

          "Change of Control" will be deemed to have occurred when (i) Control of the Issuer is acquired or deemed to be held by any Person or Persons acting in concert which at the date of issue of the Convertible Notes do or does not have (and would not be deemed to have) such control, (ii) the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless such consolidation, merger, sale or transfer will not result in such other Person or Persons acquiring Control over the Issuer or the successor entity; or (iii) the legal or beneficial ownership of all or substantially all of the capital stock of the Issuer is acquired by one or more other Persons; provided, however, no "Change of Control" will be deemed to have occurred solely as a result of either (i) the issuance or transfer (with the cooperation of the Issuer) of any preferred shares in the capital of the Issuer or (ii) the Issuer abandoning, limiting or changing the "structure regime" at the proposal of the Executive Board and the Supervisory Board. Notwithstanding anything in the Indenture to the contrary, for purposes of this definition, the term "Person" shall have the meaning specified in Section 5.

          "Common Depositary" means The Bank of New York, London branch, as common depositary on behalf of Euroclear and Cedel Bank.

          "Common   Depositary   Global  Security"  means  the  Global  Security
     evidencing Convertible Notes that is registered in the name of a nominee for, and deposited with, the Common Depositary.

          "Compensation Amount" has the meaning specified in Section 4.

          "Control" means (i) the right to appoint and/or remove all or the majority of the members of the Supervisory Board and/or the Executive Board or other governing body of the Issuer whether obtained directly or indirectly and whether obtained by ownership of share capital, the possession of voting right, contract or otherwise or (ii) control of or right to otherwise control the affairs and policies of the Issuer.

          "Conversion Agent" means The Bank of New York and ABN AMRO Bank N.V., singularly or collectively as the context may require, and any additional or successor conversion agents as may be appointed by the Issuer from time to time.

          "Conversion Notice" has the meaning specified in Section 7.

          "Convertible Notes" has the meaning specified in Section 2.

          "Custodian Global Security" means the Global Security evidencing Convertible Notes that is registered in the name of a nominee for, and deposited with, the Note Custodian.

          "Euroclear" means The Euroclear System.

          "Guilder" or "NLG" means the coin or currency of The Netherlands as of the time of payment is legal tender for the payment of public and private debt.

          "Note Custodian" means The Bank of New York as custodian for the Note Depositary under the Note Deposit Agreement.

          "Note Deposit Agreement" means the Deposit Agreement, dated as of September 30, 1998, among the Issuer, the Note Depositary and all owners and beneficial owners from time to time of American Depositary Note Receipts issued thereunder.

          "Note Depositary" means The Bank of New York as depositary under the Note Deposit Agreement.

          "Supervisory   Board"   means   the   Supervisory   Board   (Raad  van
     Commissarissen) of the Issuer.

          "Trading Price" means the arithmetic mean of the official daily closing prices quoted for the Common Shares on the AEX-Stock Exchange for 10 consecutive trading days ending on September 25, 2003, the third Business Day immediately preceding maturity.

          SECTION 2. Creation of Series 1998-A. There is hereby created for issuance under this Series 1998-A Supplement a series of Securities designated 3% Convertible Subordinated Notes due 2003 (the "Convertible Notes").

          As provided in Section 2.5 of the Indenture, the following terms of such Convertible Notes are established hereby:

          (1) the title of the Convertible Notes shall be 3% Convertible Subordinated Notes due 2003;

          (2) the aggregate principal amount of the Convertible Notes that may be authenticated and delivered under this Indenture shall not exceed one billion four hundred ninety-five million Guilders (NLG 1,495,000,000), except for Convertible Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Convertible Notes pursuant to Section 2.10, 2.11, 2.13 or 10.3 of the Indenture;

          (3) the principal of the Convertible Notes shall be paid at maturity on September 30, 2003 as provided in Section 4 below;

          (4) the Convertible Notes will bear interest at the rate of 3% per annum; the interest payment date shall be September 30 of each year, commencing September 30, 1999 and the record date for the determination of Holders to whom interest is payable shall be the close of business of the preceding September 15; interest shall accrue from September 30, 1998;

          (5) payment of principal and interest on the Convertible Notes shall be payable at the Corporate Trust Office and at the office of ABN AMRO Bank N.V., as paying agent in The Netherlands;

          (6) the Convertible Notes shall be redeemable at the option of the Issuer as provided in Section 10.7 of the Indenture and as provided in
     Section 6 below;

          (7) the Issuer shall be obligated to redeem the Convertible Notes at the option of a Holder thereof as provided in Section 5 below;

          (8) the Convertible Notes shall be convertible into Shares at the option of Holders thereof as provided in Section 7 below;

          (9) the Convertible Notes shall be denominated in Guilders and payments of the principal of and interest on the Convertible Notes shall be payable in Guilders, and if the Guilder is replaced by the euro, payments of principal and interest on, and all calculations with respect to, any Convertible Note that would otherwise be made in Guilders shall be effected or made in euros at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to the third stage of European Monetary Union and in accordance with conventions then applicable to instruments denominated in euro as notified to the Noteholders and approved by the Trustee;

          (10) the Convertible Notes are to be issued in the form of two fully registered Global Securities consisting of the Common Depositary Global Security and the Custodian Global Security as provided in Section 3; the Depositary for the Common Depositary Global Security is the Common
     Depositary and the nominee of such Depositary is The Bank of New York Depository (Nominees) Limited; the Depositary for the Custodian Global Security is the Note Custodian and the nominee for such Depositary is Depositary Nominee Inc.;

          (11) the principal of and accrued interest on the Convertible Notes may be paid at maturity, at the election of the Issuer, in Common Shares, as provided in Section 4 below;

          (12) the ISIN/CINS number for the Convertible Notes is XS0090798405;

          (13) the Convertible Notes may be issued at various times, but shall otherwise be identical except for denomination; and

          (14) for so long as the Convertible Notes are listed on the AEX-Stock Exchange, the Issuer shall maintain a paying agent and a conversion agent in The Netherlands; the Issuer hereby appoints ABN AMRO Bank N.V as a paying agent and conversion agent in The Netherlands and The Bank of New York as conversion agent in New York; the Trustee hereby acknowledges receipt of notice of the foregoing.

          SECTION 3. Global Security. (a) The Convertible Notes will be issued in the form of two fully registered Global Securities, consisting of the Common Depositary Global Security and the Custodian Global Security (each a "Global Security" and, collectively, the "Global Securities"). The Common Depositary Global Security will be deposited with the Common Depositary on behalf of Euroclear and Cedel Bank, and registered in the name of the Common Depositary or its nominee. The Custodian Global Security will be deposited with the Note Custodian, and registered in the name of the Note Custodian or its nominee. Except as set forth herein, a Global Security may be transferred, in whole, but not in part, only to a nominee of the relevant Depositary or to a successor of such Depositary or its nominee.

          (b) The respective principal amounts of each of the Global Securities may be increased or decreased by endorsement by the Trustee on the schedules affixed to each of the Global Securities (or on continuations of such schedules affixed to each of such Global Securities) of appropriate notations evidencing the dates and amounts of such increases and decreases.

          (c) Upon receipt by the Trustee of a written notice from the Note Depositary to the effect that an owner of American Depositary Note Receipts has exercised such owner's right to withdraw all or a portion of the principal amount of the Convertible Notes (the "Withdrawn Convertible Notes") underlying the American Depositary Notes evidenced by such American Depositary Note Receipts, the Trustee shall (1) reduce the aggregate principal amount of the Custodian Global Security, (2) increase the aggregate principal amount of the Common Depositary Global Security, (3) endorse the appropriate schedules affixed to each of such Global Securities in the amount of such reduction and increase, respectively, as provided in paragraph (b) above, and (4) cause to be credited to the account of the person specified in the written notice a beneficial interest in the Common Depositary Global Security in the principal amount of the Withdrawn Convertible Notes.

          (d) Upon receipt by the Trustee of a written order from Euroclear or Cedel Bank, as the case may be, on behalf of an owner of a beneficial interest in the Common Depositary Global Security to transfer all or a portion of such beneficial interest to the Note Custodian in connection with deposit by such owner of the corresponding Convertible Notes under the Note Depositary Agreement, the Trustee shall (1) reduce the aggregate principal amount of the Common Depositary Global Security, (2) increase the aggregate principal amount of the Custodian Global Security, (3) endorse the appropriate schedules affixed to each of such Global Securities in the amount of the reduction and increase, respectively, as provided in paragraph (b) above, and (4) notify the Note Depositary and the Note Custodian and cause the Note Depositary to deliver to the person specified in the written order American Depositary Note Receipts evidencing the number of American Depositary Notes for the relevant principal amount of Convertible Notes so deposited.

          (e) Notwithstanding any provisions of this Section 3 to the contrary, the Note Custodian may at any time or from time to time, in the sole discretion of the Note Custodian, beneficially own an interest in the Common Depositary Global Security by maintaining a position in Convertible Notes in one or more accounts held by the Note Custodian, Euroclear and/or Cedel Bank to facilitate settlement of cross-market transfers and, if so, may determine, in its sole discretion, that an increase or decrease in the aggregate principal amount of the Common Depositary Global Security and corresponding increase or decrease in the aggregate principal amount of the Custodian Global Security that would otherwise be required pursuant to this Section 3 is not required or may determine to increase or decrease the aggregate principal amounts of the relevant Global Securities by an amount different from the amount otherwise specified in this Section 3.

          (f) If any beneficial interest in the Common Depositary Global Security or the Custodian Global Security is redeemed or converted into Shares, the aggregate principal amount of the Convertible Notes represented by the relevant Global Security shall be reduced and the Trustee shall endorse the schedule affixed to such relevant Global Security in the amount of such reduction as provided in paragraph (b) above.

          (g) Interests in the Global Securities will be exchangeable in whole (without charge to any Holder) for Convertible Note certificates only if (i) an Event of Default has occurred and is continuing or (ii) in the case of the Common Depositary Global Security, Euroclear or Cedel Bank, as the case may be, is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, and the Trustee has received a notice from the beneficial owners of the relevant Global Security requesting an exchange of such Global Security for individual Convertible Note certificates. In such circumstances, the relevant Global Security shall be exchanged in full for Convertible Note certificates, in accordance with the terms of the Indenture, and the Issuer will, at the cost of the Issuer (but against such indemnity as the Trustee may require in respect of any tax, fee, assessment, charge or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Convertible Note certificates to be executed and delivered to the Trustee for completion, authentication and dispatch to the relevant beneficial owners within 30 days of the relevant event. A person having an interest in a Global Security must provide the Issuer and the Trustee with a written order containing instructions and such other information as the Issuer and the Trustee may require to complete, execute and deliver such Convertible Note certificates.

          (h) Notwithstanding the provisions of Section 3.1 of the Indenture to the contrary, as long as any Convertible Notes are evidenced by (1) the Common Depositary Global Security, each payment of interest on such Convertible Notes will be paid by the Trustee or the relevant paying agent by wire transfer to the respective accounts of Euroclear and Cedel Bank, which payment will be credited to the accounts of the Euroclear and Cedel Bank participants in accordance with the relevant clearing systems' rules and procedures and (2) the Custodian Global Security, each payment of interest on such Convertible Notes will be paid by the Trustee or the relevant paying agent by wire transfer to the Note Custodian.

          SECTION 4. Redemption at Maturity. Unless previously redeemed, converted or purchased and canceled as herein provided, the Issuer will redeem the Convertible Notes at their principal amount together with interest accrued to the date of such redemption on September 30, 2003. The Issuer may elect to deliver Common Shares plus payment of a Compensation Amount upon the maturity of the Convertible Notes instead of redeeming the Convertible Notes for cash at their aggregate principal amount together with accrued interest. The Issuer shall exercise this election by giving an irrevocable written notice to the Trustee, no later than September 10, 2003. The Trustee shall publish no later than September 15, 2003 notice of such election in accordance with the notice provisions as provided in Section 8 below and Section 10.2 of the Indenture. Failure to give such notice to the Trustee by September 10, 2003 and to publish such notice by September 15, 2003, will be deemed to be an election of the Issuer to redeem the Convertible Notes on September 30, 2003 for cash at their aggregate principal amount together with accrued interest.

          If the Issuer elects to deliver Common Shares and to pay a Compensation Amount, the Issuer shall, on September 30, 2003, deliver for each NLG 1,000 principal amount of Convertible Notes outstanding the number of Common Shares which correspond to such principal amount of Convertible Notes divided by the Conversion Price and pay a Compensation Amount per NLG 1,000 principal amount of Convertible Notes which shall be calculated on the basis of the following formula:

          K = NLG 1,000 - (NxT)

          where

          K = the Compensation Amount
          N = the number of Common Shares delivered, and T = the Trading Price;

provided, however, under no circumstances will the Compensation Amount be less than zero.

          SECTION 5. Change of Control. Upon the occurrence of a Change of Control, the Issuer shall (i) notify the Trustee promptly after becoming aware of the event giving rise to the Change of Control, (ii) fix a date for early redemption of the Convertible Notes and notify the Trustee of such date, and
(iii) at the option of the Holder of a Convertible Note redeem such Convertible Note on the date fixed for early redemption at its principal amount, together with interest accrued to such date. The Trustee shall promptly publish the notice of such redemption in accordance with the notice provisions described in
Section 8 below and Section 10.2 of the Indenture. The date fixed by the Issuer for early redemption of the Convertible Notes shall be not more than sixty (60) days nor less than thirty (30) days following the date upon which the Issuer notifies the Trustee of the relevant Change of Control. For the purposes of this Section, the term "Person" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity), but does not include the Supervisory Board or any other supervisory or governing board of the Issuer and does not include the Issuer's wholly-owned direct or indirect subsidiaries.

          SECTION 6. Optional Redemption. The Convertible Notes are redeemable, at the option of the Issuer, in whole but not in part, as provided in Section
10.7 of the Indenture. Except as provided in Section 10.7 of the Subordinate Debt Indenture, the Convertible Notes are not redeemable by the Issuer prior to September 30, 2001. Thereafter, the Convertible Notes will be redeemable, on not less than 30 days' notice and not more than 60 days' notice, at the option of the Issuer, in whole but not in part at any time, at the principal amount thereof, together with accrued interest to the redemption date. Except as provided in Section 8, notice of such redemption shall be given as provided in
Section 10.2 of the Indenture.

          SECTION  7.  Conversion   Rights.   The  Convertible   Notes  will  be
convertible into Common Shares or ADSs at the election of the Holder, in accordance with Article Eleven of the Indenture, at any time prior to September 25, 2003, the third Business Day prior to the maturity date (subject to prior redemption by the Issuer on not less than 30 days' notice and not more than 60 days' notice) in whole or in part (but only in integral multiples of NLG 1,000), initially at a Conversion Price of NLG 64.42 per Common Share, subject to adjustment in certain circumstances as described in Section 11.4 of the Indenture. The right to convert Convertible Notes called for redemption will terminate at the close of business on the third Business Day prior to the redemption date and will be lost if not exercised prior to that time. Holders will be given notice of any such adjustment as provided in Section 11.4 of the Indenture, except as otherwise provided in Section 8 below.

          Subject to the requirements of Euroclear and Cedel Bank, an owner of a beneficial interest in the Common Depositary Global Security may exercise such owner's conversion rights with respect to such beneficial interest by presenting to any Conversion Agent a notice of conversion in substantially the form set forth in Section 2.15 of the Indenture (a "Conversion Notice"), duly completed by or on behalf of the account holder in Euroclear or Cedel Bank, as the case may be. The Note Custodian may exercise conversion rights with respect to beneficial interests in the Custodian Global Security by presenting to any Conversion Agent a Conversion Notice, duly completed by or on behalf of owners of American Depositary Note Receipts issued under the Note Deposit Agreement. In the event Convertible Notes are issued in definitive form, a Holder may exercise such Holder's conversion right by delivering the Convertible Notes at the specified office of any Conversion Agent, accompanied by a duly signed and completed Conversion Notice. The conversion date shall be the date on which the Convertible Notes and the duly signed and completed Conversion Notice shall have been so delivered.

          Notwithstanding the provisions of Section 11.4(g) of the Indenture to the contrary, all calculations under Section 11.4 of the Indenture shall be made to the nearest cent and/or the nearest hundredth of a euro once the Guilder has been redenominated into euro.

          SECTION 8. Notices. Notwithstanding anything in the Indenture to the contrary, notices to the Holders shall be given by delivery of the relevant notice, so long as Convertible Notes are in the form of (1) the Common Depositary Global Security, to Euroclear and Cedel Bank for communication by them to their respective participants and (2) the Custodian Global Security, to the Note Depositary; provided always that, so long as the Convertible Notes are listed on the AEX-Stock Exchange, and the AEX-Stock Exchange so requires, notices to the Holders will also be published in a leading newspaper having general circulation in The Netherlands, in the Official Price List of the AEX-Stock Exchange and in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication in the Official Price List of the AEX-Stock Exchange.

          SECTION 9. Modification and Ratification of Indenture. As supplemented and modified by this Series 1998-A Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented and modified by this Series 1998-A Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 10. Counterparts. This Series 1998-A Supplement may be executed in any number of counterparts each of which so executed shall be deemed to bean original but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 11. Governing Law. As provided in Section 13.8 of the Indenture, this Series 1998-A Supplement and each Convertible Note shall be construed in accordance with the laws the State of New York, except for the provisions contained in the Indenture or in the Convertible Notes relating to the subordination of the Convertible Notes which shall be governed by and construed in accordance with the laws of The Netherlands.

          IN WITNESS WHEREOF, the parties hereto have caused this Series 1998-A Supplement to be duly executed, all as of September 30, 1998.



                                             KONINKLIJKE AHOLD N.V.



                                             By:   /s/ Jeanette J. Bos
                                                -------------------------------
                                                Name:  Jeanette J. Bos
                                                Title:




                                             THE BANK OF NEW YORK
                                               as Trustee



                                             By:  /s/  Thomas E. Tabor
                                                -------------------------------
                                                Name:     Thomas E. Tabor
                                                Title:  Assistant Vice President